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                                                                    EXHIBIT 23.2




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

         Pursuant to Rule 436 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the reference to our firm under the captions "Legal Matters" and "Federal Income Tax Consequences" in the prospectus constituting part of this Registration Statement on Form S-11 and to the filing as exhibits to the Registration Statement of this consent, the opinion of our firm regarding the validity of the issuance of the shares and the opinion of our firm regarding tax matters.


                                         SUTHERLAND ASBILL & BRENNAN LLP

                                         By:   /s/ William H. Bradley
                                             ---------------------------------
                                               William H. Bradley, a Partner

Atlanta, Georgia
May 17, 1999